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                                                                   Exhibit 10(z)

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                             (Justin F. Deedy, Jr.)


     AGREEMENT dated as of November 10, 1993 by and between The Alpine Group, Inc., a Delaware corporation (the "Company"), and Justin F. Deedy (the "Executive").


                              W I T N E S S E T H :

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of the date hereof (the "Employment Agreement); and

     WHEREAS, Section 4 of the Employment Agreement contains certain provisions included in error, which the parties hereto desire to correct and amend.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 4(e) of the Employment Agreement is hereby amended to read in full as follows:

          "(e) FURTHER RESTRICTED STOCK GRANT. The Company will make a further grant to the Executive of 12,367 shares of Company Stock pursuant to the Restricted Stock Plan, as amended, or other plan, which restricted shares shall be set aside in the custody, control and possession of the Company and released to the Executive at the rate of 2,474 shares on November 10, 1994 and 1995 and 2,473 shares on November 10, 1996, 1997 and 1998, provided that, in the event the Executive's employment is terminated under Sections 6(a) or (b) prior to the second anniversary of the Commencement Date or under Section 6(c) or by Executive without Good Reason prior to the fifth anniversary of the Commencement Date, the total number of restricted shares to be released to the Executive shall be 12,367 multiplied by a fraction the numerator of which is the number of months the Executive is employed by the Company from and after the Commencement Date and the denominator of which is 60. Any and all unreleased shares shall be forfeited by the Executive and cancelled and retired by the Company."

     2. The first sentence of Section 4(f) of the Employment Agreement is hereby amended by deleting the parenthetical clause "(to the extent of the credited exercise price)" in the fifth and twelfth lines thereof.

     3. Except as expressly amended hereby, the Employment Agreement shall not be altered, amended or modified and shall continue in full force and effect.
Any future documents
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confirming or otherwise relating to the stock option or restricted stock grants under Sections 4(c), 4(d) or 4(e) of the Employment Agreement, as amended, shall be subject and pursuant to the Employment Agreement, as amended, and, in the event of any conflict between related provisions, the Employment Agreement, as amended, shall prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              THE ALPINE GROUP, INC.



                              by
                              --------------------------------------------------
                              Name:
                              Title:



                              THE EXECUTIVE



                              --------------------------------------------------
                              Justin F. Deedy, Jr.


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